Exhibit 99.1

FOR IMMEDIATE RELEASE

LSB INDUSTRIES, INC. APPOINTS JOHN DIESCH EXECUTIVE VICE PRESIDENT, CHEMICAL MANUFACTURING

OKLAHOMA CITY, Oklahoma — August 2, 2016 — LSB Industries, Inc. (NYSE: LXU) (“LSB” or the “Company”) today announced that John Diesch has been named Executive Vice President-Manufacturing effective August 1, 2016. Mr. Diesch, who takes over the role from Richard Sanders, a Director of the Company’s Board who served as Interim Executive Vice President, Chemical Manufacturing since September 29, 2015, will oversee all plant operations and will report to Daniel Greenwell, LSB’s Chief Executive Officer.

“John is an excellent addition to our senior leadership team,” commented Daniel Greenwell. “His extensive experience with nitrogen manufacturing operations makes him highly qualified to advance the initiatives that we have underway to maximize the performance of all of our facilities. On behalf of our Board, I’d like to welcome John to LSB.”

Mr. Greenwell continued, “We would also like to thank Richard Sanders for his major contributions to the Company during his ten months as the interim head of our chemical operations, which included the oversight of the critical final phases of construction and startup of the new ammonia plant at our El Dorado, Arkansas facility, and the improved performance of our other chemical operations, particularly our Pryor, Oklahoma facility.”

About John Diesch

Mr. Diesch served as President and was a member of the board of directors of Rentech Nitrogen GP, LLC from 2011 until April 2016. From 2008 to 2013, he held the position of Senior Vice President of Operations at Rentech, where he was responsible for operations at Rentech’s facilities as well as its Product Demonstration Unit in Commerce City, Colorado. From 2006 to 2008, Mr. Diesch served as President of RNLLC (formerly REMC) and Vice President of Operations for Rentech. Before that, he was Managing Director of Royster-Clark Nitrogen, Inc. from 1999 to 2006, and previously served as Vice President and General Manager of nitrogen production and distribution for IMC AgriBusiness Inc., an agricultural fertilizer manufacturer. In 1991, Mr. Diesch joined Vigoro Industries Inc., a manufacturer and distributor of potash, nitrogen fertilizers and related products, as North Bend, Ohio Plant Manager after serving as Plant Manager, Production Manager and Process Engineer with Arcadian Corporation, a nitrogen manufacturer, Columbia Nitrogen Corp., a manufacturer of fertilizer products, and Monsanto Company, a multinational agricultural biotechnology corporation. Mr. Diesch was a member of the board of directors of the Fertilizer Institute, a former member of the board of directors of the Gasification Technologies Council and previously served as director of the Dubuque Area Chamber of Commerce, and was recently management Chairman of the Board for the Dubuque Area Labor Management Council. Mr. Diesch holds a Degree in Chemical Engineering and Environmental Studies from the University of Minnesota and Bemidji State University.

About LSB Industries, Inc.

LSB Industries, Inc., headquartered in Oklahoma City, Oklahoma, manufactures and sells chemical products for the agricultural, mining, and industrial markets. The Company owns and operates facilities in Cherokee, Alabama, El Dorado, Arkansas and Pryor, Oklahoma, and operates a facility for a global chemical company in Baytown, Texas. LSB’s products are sold through distributors and directly to end customers throughout the United States. Additional information about the Company can be found on its website at www.lsbindustries.com.

Forward Looking Statement

This press release may include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by use of the words “will”, “believes”, “expects”, “estimates”, “intends”, “anticipates”, “plans to”, “should”, “estimates”, “projects”, or similar expressions, including, without limitation, pay down of debt; improved financial flexibility, capital structure, and chemical plant on-stream rates; enhanced reliability, performance, profitability and generation of cash flow from our facilities; and continued investment in improvement of plants.

Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve risk and uncertainties. Though we believe that expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectation will prove to be correct. Actual results may differ materially from the forward-looking statements as a result of various factors, including, but not limited to: general economic conditions; weather conditions; changes to federal legislation or adverse regulations; increased competitive pressures, domestic and foreign; ability to complete transactions to address our leveraged balance sheet and cash flow requirements; loss of significant customers; increased costs of raw materials; and other factors set forth under “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in our Form 10-K for the year ended December 31, 2015 and, if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. We expressly disclaim any obligation to update, amend or clarify any forward-looking statement to reflect events, new information or circumstances occurring after the date of this press release except as required by applicable law.

Company Contact:	Investor Relations Contact:
Mark Behrman, Chief Financial Officer (405) 235-4546	Fred Buonocore (212) 836-9607 Kevin Towle (212) 836-9620 The Equity Group Inc.

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